© 2016 Schweitzer-Mauduit International, Inc. Confidential 1 Acquisition of Conwed A high-margin producer of engineered resin-based netting December 15, 2016

© 2016 Schweitzer-Mauduit International, Inc. Confidential This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that are subject to the safe harbor created by such laws and other legal protections. Caution should be taken not to place undue reliance on any such forward-looking statements because actual results may differ materially from the results suggested by these statements. These forward-looking statements are made only as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2015 and those described from time to time in our periodic and other reports filed with the Securities and Exchange Commission. Safe Harbor Statement 2

© 2016 Schweitzer-Mauduit International, Inc. Confidential 3 Conwed Overview  A leader in highly engineered resin-based netting with diversified end-markets; primary application is in erosion and sediment control, accounting for approximately 40% of sales  2016E revenue of approximately $140 million, ≈ 20% EBITDA margin  3% - 4% expected long-term annual sales growth  Extruded netting manufacturing technologies similar to DelStar Purchase Price & Timing  $295 million transaction value, subject to closing adjustments/fees; expected to close in 1Q:17  Effective purchase price is approximately $220 million, under 8x EBITDA, given deal structure and tax basis step-up; present value of SWM tax benefit estimated at approximately $75 million  Potential long-term earn-out payments Financial Impact  Expected 2017 GAAP EPS accretion determined upon completion of purchase accounting after close  Expected 2017 Adjusted EPS1 accretion of $0.30 - Excludes non-cash purchase accounting expenses (determined after close) and $0.06 impact of one-time restructuring expenses - Includes $0.05 of integration expenses, and $0.05 of incremental interest expense on pre-transaction debt  Manufacturing footprint optimization and supply chain efficiencies are expected to drive significant synergy value over several years; other commercial and operational synergies also promising  Achieving targeted synergies of $10 million would result in synergy-adjusted EBITDA multiple under 6x  $5+ million of ongoing cash flow benefits from tax structure not captured in EPS accretion Financing & Leverage  Financed through current credit facility with minor amendments  Pro Forma Net Debt / EBITDA approximately 3.4x at close, expectation to return toward mid-2x range in 2018 Transaction Overview Conwed offers strong manufacturing synergy potential and further product diversification to fuel Advanced Materials and Structures (AMS) segment growth 1 “Adjusted EPS” is a non-GAAP figure and excludes restructuring and impairment expenses, non-cash amortization of intangible assets, and inventory step-up charges expenses related to purchase accounting,

Conwed Overview

A high-margin producer of engineered resin-based netting

Conwed is a netting manufacturer with proprietary technologies and leading positions in attractive niche applications

- **Strong Financial Profile & Synergy Potential**
  - ≈$140 million of revenue with annual expected growth of 3% - 4%, approximately 20% EBITDA margin
  - Complementary to AMS segment, high operational and SG&A synergies
  - Opportunity for technology and resource sharing across Conwed, DelStar, and Argotec to drive growth and margin improvement
- **Netting Technology Expertise**
  - Primary extrusion technologies are square, diamond (core technology for DelStar), and knitted nets
  - Best-in-class technology, innovation, quality, service, and cost structure
  - These attributes have enabled Conwed to profitably maintain share leadership in its key applications



Key End-Markets and Applications

Infrastructure ≈ 40% of Sales

- **Erosion/sediment control** products used in highway development; US highway infrastructure spending supports growth
- **Filled socks** used in oil & gas, construction, and storm water management to mitigate environmental risks





Building Construction ≈ 30% of Sales

- **Carpet backing** is used in residential construction
- **Turf netting** is used in sod production, also driven by home construction and landscaping





Industrial/Other ≈ 30% of Sales

- **Filtration:** netting used for structural and/or media support
- **Packaging:** produce and meat packaging
- **Consumer products:** bedding, wipes, apparel







© 2016 Schweitzer-Mauduit International, Inc. Confidential

4

Conwed's Strategic Fit with SWM

Highly synergistic with SWM's Advanced Materials & Structures segment, specifically DelStar operations; combination creates global leader in engineered netting products

SWM
engineered for tomorrow

Highly Synergistic with DelStar; $10 million run-rate synergy target by end of year 2	▪ Conwed offers unique and significant cost synergies, creating a path to accelerated AMS profit growth; - Footprint optimization - SG&A efficiencies - Resin purchasing ▪ Acquisition creates leader (Conwed + DelStar) in netting; pooling of technologies and resources offers additional potential to improve margins - Manufacturing processes, scrap reduction, machine-loading optimization - Integrated salesforce, cross-selling, international sales, R&D, market intelligence
Benefits from SWM's global platform	▪ Conwed manufactures in the U.S. and Europe, no production assets in Asia ▪ SWM/AMS assets and resources in China could unlock additional international opportunities
AMS segment scale, adding profitable growth	▪ Another business with solid growth prospects and strong margins ▪ Increases scale of AMS segment with annualized sales well over $400 million ▪ Conwed's EBITDA margins of approximately 20% and share leadership in key applications are evidence of best-in-class operations, innovation, cost controls, value-add technology…..consistent with SWM/AMS attributes

© 2016 Schweitzer-Mauduit International, Inc. Confidential
5

SWM Transformation Progress

Conwed expected to drive AMS segment revenue well over $400 million

SWM engineered for tomorrow

2014	2015	2016	With Conwed
DelStar acquisition generated $125+ million in sales, established AMS platform	Air Filtration and Medical Bolt-ons support growth	Argotec acquisition added $125+ million in sales, AMS approaches $300 million in sales	With Conwed's ≈ $140 million in sales, AMS sales annualize to well over $400 million

Advanced Materials and Structures…Addition of Conwed

Technology / End-Market Matrix

AMS Existing = ✓	Filtration	Surface Protection	Medical	Industrial	Infrastructure & Construction
Nets	✓ Conwed			✓ Conwed*	Conwed
Films		✓	✓	✓	
Non-Wovens	✓		✓	✓	
Tubes	✓ Conwed			✓	

*Conwed's sales of packaging, consumer, and other non-filtration products classified broadly as industrial

Conwed acquisition is a strategic extension of AMS's extensive netting technologies, and establishes a strong foothold in several new attractive niche applications while augmenting existing presences in other key areas

© 2016 Schweitzer-Mauduit International, Inc. Confidential

6